Exhibit 99.01

    FRONTIER AIRLINES TO EXPAND PURCHASE AGREEMENT WITH AIRBUS THROUGH FISCAL
                                    YEAR 2011

     NEW AIRCRAFT INCLUDES ADDITIONAL A318S AND FRONTIER'S FIRST A320 ORDER

    DENVER, Feb. 22 /PRNewswire-FirstCall/ -- Frontier Airlines (Nasdaq: FRNT) today announced the firm order of six new A320 aircraft, as well as the exchange of eight existing A319 aircraft orders for four A318 and four A320 aircraft orders. The amended aircraft order introduces the A320 aircraft to Frontier's existing fleet plan and extends Frontier's growth plan into fiscal year 2011 from its previous last delivery date of March 2008. At the end of fiscal year 2011, Frontier's fleet will consist of the following mix of aircraft: (11) A318,
(49) A319 and (10) A320.

    Frontier President and CEO Jeff Potter said, "Today's announcement is exciting for us for a number of reasons, including our taking the next step in our growth strategy by ordering the larger A320 aircraft. We have reached an optimal level of frequencies in several of our most popular markets, and the A320 will provide us an opportunity to continue to expand while maximizing the economies of scale that the A320 can offer. On the opposite end of the spectrum, we are adding four new A318 aircraft to our existing fleet, allowing us the flexibility to ensure we are "right-sizing" our markets. The flexibility of the A320 family is an integral part of our growth plans and we are eager to take the next step with this new order."

    Chief Executive Officer of Airbus, Gustav Humbert said, "When Frontier became an 'all-Airbus' airline last April, we knew that we had achieved an important milestone in the U.S. market. Our aircraft are not just a considered addition, but the foundation of low-cost carriers worldwide. Airlines like Frontier recognize the importance of a balance of comfort, technology and economics to their customers and employees."

    Frontier's first A320 aircraft is scheduled for delivery during fiscal year 2008, with subsequent deliveries continuing through fiscal year 2011. The table below provides the current delivery schedule under the amended Airbus agreement announced today:

                    Planned Airbus
    Fiscal Year   Aircraft Deliveries   Total Fleet   By Aircraft Type
    -----------   -------------------   -----------   ----------------
    FY2006              A319 (1)            50           A318 (7)
                                                         A319 (43)

    FY2007              A319 (6)            57           A318 (8)
                        A318 (1)                         A319 (49)

    FY2008              A318 (3)            62           A318 (11)
                        A320 (2)                         A319 (49)
                                                         A320 (2)

    FY2009              A320 (1)            63           A318 (11)
                                                         A319 (49)
                                                         A320 (3)

    FY2010              A320 (5)            68           A318 (11)
                                                         A319 (49)
                                                         A320 (8)

    FY2011              A320 (2)            70           A318 (11)
                                                         A319 (49)
                                                         A320 (10)

    The new order is subject to confirmation by Frontier on March 31, 2006. Should Frontier choose not to proceed with the new order, the purchase agreement will revert to the eight existing A319 aircraft orders.

    About Frontier

    Currently in its 12th year of operations, Denver-based Frontier Airlines is the second largest jet service carrier at Denver International Airport, employing approximately 4,700 aviation professionals. With 49 aircraft and the youngest Airbus fleet in North America, Frontier offers 24 channels of DIRECTV(R) service in every seatback along with 33 inches of legroom in an all coach configuration. In conjunction with Frontier JetExpress operated by Horizon Air, Frontier operates routes linking its Denver hub to 47 destinations in 28 states spanning the nation from coast to coast and to seven cities in Mexico. Frontier's maintenance and engineering department has received the Federal Aviation Administration's highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for seven consecutive years. In July 2005, Frontier ranked as one of the "Top 10 Domestic Airlines" as determined by readers of Travel & Leisure magazine. Frontier provides capacity information and other operating statistics on its Web site, which may be viewed at www.frontierairlines.com.

    Legal Notice Regarding Forward-Looking Statements

    Statements contained in this press release that are not historical facts may be considered forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward looking statements. Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: the timing of, and expense associated with, expansion and modification of our operations in accordance with our business strategy or in response to competitive pressures or other factors; failure of our new markets to perform as anticipated; the inability to achieve a level of revenue through fares sufficient to obtain profitability due to competition from other air carriers and excess capacity in the markets we serve; the inability to obtain sufficient gates at Denver International Airport to accommodate the expansion of our operations; general economic factors and behavior of the fare-paying public and its potential impact on our liquidity; terrorist attacks or other incidents that could cause the public to question the safety and/or efficiency of air travel; hurricanes and their impact on oil production; operational disruptions, including weather; industry consolidation; the impact of labor disputes; enhanced security requirements; changes in the government's policy regarding relief or assistance to the airline industry; the economic environment of the airline industry generally; increased federal scrutiny of low-fare carriers generally that may increase our operating costs or otherwise adversely affect us; actions of competing airlines, such as increasing capacity and pricing actions of United Airlines, Southwest Airlines, and other competitors, particularly in some of our Mexico destinations due to the increase in the number of domestic airlines authorized to serve Mexico markets from the U.S. under recent changes to the bilateral agreement in place between the two countries; the availability of suitable aircraft, which may inhibit our ability to achieve operating economies and implement our business strategy; the unavailability of, or inability to secure upon acceptable terms, debt or operating lease financing necessary to acquire aircraft which we have ordered; potential delays in the integration of the Airbus A320 aircraft into our fleet, including adding the A320 aircraft to our operating specifications; uncertainties regarding aviation fuel prices; and various risk factors to our business discussed in our reports filed with the Securities and Exchange Commission. Any forward-looking statement is qualified by reference to these risks and factors. These risks and factors are not exclusive, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding these and other factors may be contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended March 31, 2005 and a Form 8-K filed on November 29, 2005. The Company's filings are available from the Securities and Exchange Commission or may be obtained through the Company's website, www.frontierairlines.com.

SOURCE  Frontier Airlines
    -0-                             02/22/2006
    /CONTACT: Joe Hodas of Frontier Airlines, +1-720-374-4504, jhodas@flyfrontier.com/
    /Web site:  http://www.frontierairlines.com /
    (FRNT)